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                                  EXHIBIT 5.0

              Opinion of Frederic Dorwart dated November 13, 1997







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                               November 15, 1996



To:      BOK FINANCIAL CORPORATION
         P.O. Box 2300
         Tulsa, OK 74192

Subject: BOK Financial Corporation Registration Statement on SEC Form S-4 to be filed November 13, 1996 in Connection with the Issuance of up to $51,978,000 in Principal Amount of BOK Financial Promissory Notes in the Merger of BOKF Merger Corporation Number Five into Park Cities Bancshares, Inc.
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Ladies and Gentlemen:

         I have acted as counsel to BOK Financial Corporation ("BOK Financial") in connection with BOK Financial's Registration Statement on SEC Form S-4 being filed on November 15, 1996 with the Securities and Exchange Commission with respect to the issuance of up to $51,978,000 in principal amount of BOK Financial promissory notes in connection with the merger of BOKF Merger Corporation Number Five into Park Cities Bancshares, Inc.

         I have reviewed BOK Financial's Registration Statement, BOK Financial's Certificate of Incorporation, BOK Financial's Bylaws, and such other corporate records and proceedings of BOK Financial as I have deemed appropriate for the purposes of rendering this opinion. In my opinion, the promissory notes of BOK Financial being issued, as contemplated by the Registration Statement, will be, when issued, duly and validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus included in the Registration Statement under the caption "Legal Opinions".


                                       /s/  Frederic Dorwart
                                     -------------------------------------------
                                     Frederic Dorwart






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